The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated July 11, 2025
July , 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes
Linked to the Least Performing of the Nasdaq-100®
Technology Sector IndexSM, the ARK Innovation ETF and the
Utilities Select Sector SPDR® Fund due August 21, 2026
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek an uncapped return of at least 1.60 times any appreciation, or a capped, unleveraged return equal to the absolute value of any depreciation (up to the Buffer Amount of 20.00%), of the least performing of the Nasdaq-100® Technology Sector IndexSM, the ARK Innovation ETF and the Utilities Select Sector
SPDR® Fund, which we refer to as the Underlyings, at maturity.
• Investors should be willing to forgo interest and dividend payments and be willing to lose up to 80.00% of their principal amount at maturity.
• The ARK Innovation ETF is actively managed and is subject to additional risks. Unlike a passively managed fund, an actively managed fund does not attempt to track an index or other benchmark, and the investment decisions for an actively managed fund are instead made by its investment adviser. See “Selected Risk
Considerations — Risks Relating to the Underlyings — An Investment in the Notes Is Subject to Risks Associated with
Actively Managed Funds with Respect to the ARK Innovation ETF” in this pricing supplement for more information.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Underlyings. Payments on the notes are linked to the performance of each of the Underlyings individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about July 18, 2025 and are expected to settle on or about July 23, 2025.
• CUSIP: 48136FSB9
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-4 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$
$
Total
$
$
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $5.00 per
$1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $974.30 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $940.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Underlyings: The Nasdaq-100® Technology Sector IndexSM
(Bloomberg ticker: NDXT) (the “Index”) and the ARK Innovation
ETF (Bloomberg ticker: ARKK) and the Utilities Select Sector
SPDR® Fund (Bloomberg ticker: XLU) (each of the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund, a
“Fund” and collectively, the “Funds”) (each of the Index and the
Funds, an “Underlying” and collectively, the “Underlyings”)
Upside Leverage Factor: At least 1.60 (to be provided in the pricing supplement)
Buffer Amount: 20.00%
Pricing Date: On or about July 18, 2025
Original Issue Date (Settlement Date): On or about July 23,
2025
Observation Date*: August 18, 2026
Maturity Date*: August 21, 2026
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings”
and “General Terms of Notes — Postponement of a Payment Date”
in the accompanying product supplement
Payment at Maturity:
If the Final Value of each Underlying is greater than its Initial
Value, your payment at maturity per $1,000 principal amount
note will be calculated as follows:
$1,000 + ($1,000 × Least Performing Underlying Return ×
Upside Leverage Factor)
If (i) the Final Value of one or more Underlyings is greater than its Initial Value and the Final Value of the other Underlying or
Underlyings is equal to its Initial Value or is less than its Initial
Value by up to the Buffer Amount or (ii) the Final Value of each
Underlying is equal to its Initial Value or is less than its Initial
Value by up to the Buffer Amount, your payment at maturity per
$1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Absolute Underlying Return of the Least
Performing Underlying)
This payout formula results in an effective cap of 20.00% on your return at maturity if the Least Performing Underlying
Return is negative. Under these limited circumstances, your
maximum payment at maturity is $1,200.00 per $1,000 principal amount note.
If the Final Value of any Underlying is less than its Initial Value by more than the Buffer Amount, your payment at maturity per
$1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × (Least Performing Underlying Return +
Buffer Amount)]
If the Final Value of any Underlying is less than its Initial Value by more than the Buffer Amount, you will lose some or most of your principal amount at maturity.
Absolute Underlying Return: With respect to each Underlying, the absolute value of its Underlying Return. For example, if the
Underlying Return of an Underlying is -5%, its Absolute
Underlying Return will equal 5%.
Least Performing Underlying: The Underlying with the Least
Performing Underlying Return
Least Performing Underlying Return: The lowest of the
Underlying Returns of the Underlyings
Underlying Return:
With respect to each Underlying,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Underlying, the closing value of that Underlying on the Pricing Date
Final Value: With respect to each Underlying, the closing value of that Underlying on the Observation Date
Share Adjustment Factor: With respect to each Fund, the
Share Adjustment Factor is referenced in determining the
closing value of that Fund and is set equal to 1.0 on the Pricing
Date. The Share Adjustment Factor of each Fund is subject to adjustment upon the occurrence of certain events affecting that
Fund. See “The Underlyings — Funds — Anti-Dilution
Adjustments” in the accompanying product supplement for
further information.

PS-2 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
Supplemental Terms of the Notes
Any values of the Underlyings, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
Hypothetical Payout Profile
The following table and graph illustrate the hypothetical total return and payment at maturity on the notes linked to three hypothetical
Underlyings. The “total return” as used in this pricing supplement is the number, expressed as a percentage that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns and payments set forth below assume the following:
• an Initial Value for the Least Performing Underlying of 100.00;
• an Upside Leverage Factor of 1.60; and
• a Buffer Amount of 20.00%.
The hypothetical Initial Value of the Least Performing Underlying of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial Value of any Underlying. The actual Initial Value of each Underlying will be the closing value of that
Underlying on the Pricing Date and will be provided in the pricing supplement. For historical data regarding the actual closing values of each Underlying, please see the historical information set forth under “The Underlyings” in this pricing supplement.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and graph have been rounded for ease of analysis.
Final Value of the
Least Performing
Underlying
Least Performing
Underlying Return
Absolute Underlying
Return of the Least
Performing Underlying
Total Return on the
Notes
Payment at Maturity
165.00
65.00%
N/A
104.00%
$2,040.00
150.00
50.00%
N/A
80.00%
$1,800.00
140.00
40.00%
N/A
64.00%
$1,640.00
130.00
30.00%
N/A
48.00%
$1,480.00
120.00
20.00%
N/A
32.00%
$1,320.00
110.00
10.00%
N/A
16.00%
$1,160.00
105.00
5.00%
N/A
8.00%
$1,080.00
101.00
1.00%
N/A
1.60%
$1,016.00
100.00
0.00%
0.00%
0.00%
$1,000.00
95.00
-5.00%
5.00%
5.00%
$1,050.00
90.00
-10.00%
10.00%
10.00%
$1,100.00
85.00
-15.00%
15.00%
15.00%
$1,150.00
80.00
-20.00%
20.00%
20.00%
$1,200.00
70.00
-30.00%
N/A
-10.00%
$900.00
60.00
-40.00%
N/A
-20.00%
$800.00
50.00
-50.00%
N/A
-30.00%
$700.00
40.00
-60.00%
N/A
-40.00%
$600.00
30.00
-70.00%
N/A
-50.00%
$500.00
20.00
-80.00%
N/A
-60.00%
$400.00
10.00
-90.00%
N/A
-70.00%
$300.00
0.00
-100.00%
N/A
-80.00%
$200.00

PS-3 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
The following graph demonstrates the hypothetical payments at maturity on the notes for a range of Least Performing Underlying
Returns. There can be no assurance that the performance of the Least Performing Underlying will result in the return of any of your principal amount in excess of $200.00 per $1,000 principal amount note, subject to the credit risks of JPMorgan Financial and
JPMorgan Chase & Co.
How the Notes Work
Underlying Appreciation Upside Scenario:
If the Final Value of each Underlying is greater than its Initial Value, investors will receive at maturity the $1,000 principal amount plus a return equal to the Least Performing Underlying Return times the Upside Leverage Factor of at least 1.60.
• Assuming a hypothetical Upside Leverage Factor of 1.60, if the closing value of the Least Performing Underlying increases
10.00%, investors will receive at maturity a return equal to 16.00%, or $1,160.00 per $1,000 principal amount note.
Underlying Par or Underlying Depreciation Upside Scenario:
If (i) the Final Value of one or more Underlyings is greater than its Initial Value and the Final Value of the other Underlying or
Underlyings is equal to its Initial Value or is less than its Initial Value by up to the Buffer Amount of 20.00% or (ii) the Final Value of
each Underlying is equal to its Initial Value or is less than its Initial Value by up to the Buffer Amount of 20.00%, investors will receive at maturity the $1,000 principal amount plus a return equal to the Absolute Underlying Return of the Least Performing Underlying.
• For example, if the closing value of the Least Performing Underlying declines 5.00%, investors will receive at maturity a return equal to 5.00%, or $1,050.00 per $1,000 principal amount note.
Downside Scenario:
If the Final Value of any Underlying is less than its Initial Value by more than the Buffer Amount of 20.00%, investors will lose 1% of the principal amount of their notes for every 1% that the Final Value of the Least Performing Underlying is less than its Initial Value by more than the Buffer Amount.
• For example, if the closing value of the Least Performing Underlying declines 60.00%, investors will lose 40.00% of their principal amount and receive only $600.00 per $1,000 principal amount note at maturity, calculated as follows:
$1,000 + [$1,000 × (-60.00% + 20.00%)] = $600.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-4 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the Final Value of any Underlying is less than its Initial Value by more than
20.00%, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the Least Performing
Underlying is less than its Initial Value by more than 20.00%. Accordingly, under these circumstances, you will lose up to 80.00%
of your principal amount at maturity.
• YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED BY THE BUFFER AMOUNT IF THE LEAST PERFORMING
UNDERLYING RETURN IS NEGATIVE —
Because the payment at maturity will not reflect the Absolute Underlying Return of the Least Performing Underlying if its Final
Value is less than its Initial Value by more than the Buffer Amount, the Buffer Amount is effectively a cap on your return at maturity if the Least Performing Underlying Return is negative. The maximum payment at maturity if the Least Performing Underlying
Return is negative is $1,200.00 per $1,000 principal amount note.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE VALUE OF EACH UNDERLYING —
Payments on the notes are not linked to a basket composed of the Underlyings and are contingent upon the performance of each individual Underlying. Poor performance by any of the Underlyings over the term of the notes may negatively affect your payment at maturity and will not be offset or mitigated by positive performance by any other Underlying.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING UNDERLYING.
• THE NOTES DO NOT PAY INTEREST.
• YOU WILL NOT RECEIVE DIVIDENDS ON EITHER FUND OR THE SECURITIES INCLUDED IN OR HELD BY ANY
UNDERLYING OR HAVE ANY RIGHTS WITH RESPECT TO EITHER FUND OR THOSE SECURITIES.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

PS-5 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Upside Leverage Factor.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.

PS-6 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the values of the Underlyings. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower)
than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk
Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Underlyings
• RISKS ASSOCIATED WITH THE TECHNOLOGY SECTOR WITH RESPECT TO THE INDEX —
All or substantially all of the equity securities included in the Index are issued by companies whose primary line of business is directly associated with the technology sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. These factors could affect the technology sector and could affect the value of the equity securities included in the Index and the level of the Index during the term of the notes, which may adversely affect the value of your notes.
• NON-U.S. SECURITIES RISK WITH RESPECT TO THE INDEX AND THE ARK INNOVATION ETF —
Some of the equity securities included in the Index or held by the ARK Innovation ETF have been issued by non-U.S. companies.
Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
• AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH ACTIVELY MANAGED FUNDS WITH
RESPECT TO THE ARK INNOVATION ETF —
The ARK Innovation ETF is actively managed. Unlike a passively managed fund, an actively managed fund does not attempt to track an index or other benchmark, and the investment decisions for an actively managed fund are instead made by its investment adviser. The investment adviser of an actively managed fund may adopt a strategy or strategies that are significantly higher risk than the indexing strategy that would have been employed by a passively managed fund. As an actively managed fund, the ARK
Innovation ETF is subject to management risk. In managing an actively managed fund, the investment adviser of a fund applies investment strategies, techniques and analyses in making investment decisions for that fund, but there can be no guarantee that these actions will produce the intended results. The ability of the ARK Innovation ETF’s investment adviser to successfully implement the ARK Innovation ETF’s investment strategy will significantly influence the market price of the shares of the ARK
Innovation ETF and, consequently, the value of the notes.
• THE PERFORMANCE AND MARKET VALUE OF EACH FUND, PARTICULARLY DURING PERIODS OF MARKET
VOLATILITY, MAY NOT CORRELATE WITH THE NET ASSET VALUE PER SHARE AS WELL AS, WITH RESPECT TO THE
UTILITIES SELECT SECTOR SPDR® FUND, THE PERFORMANCE OF THAT FUND’S UNDERLYING INDEX —
Because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund. In addition, the Utilities Select
Sector SPDR® Fund does not fully replicate its Underlying Index (as defined under “The Underlyings” below) and may hold securities different from those included in its Underlying Index. Moreover, the performance of the Utilities Select Sector SPDR®
Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of the Utilities Select Sector SPDR® Fund and its Underlying
Index. Furthermore, corporate actions with respect to the equity securities underlying the Utilities Select Sector SPDR® Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its Underlying Index.

PS-7 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
During periods of market volatility, securities underlying each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the net asset value per share of that Fund as well as, with respect to the Utilities Select Sector SPDR® Fund, the performance of its Underlying Index, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
• RISKS ASSOCIATED WITH DISRUPTIVE INNOVATION COMPANIES WITH RESPECT TO THE ARK INNOVATION ETF —
The ARK Innovation ETF’s investment strategy involves exposure to companies that the investment adviser believes are capitalizing on disruptive innovation and developing technologies to displace older technologies or create new markets (“disruptive innovation companies”). However, the companies selected by the investment adviser may not in fact do so. Companies that initially develop a novel technology may not be able to capitalize on the technology. Companies that develop disruptive technologies may face political or legal attacks from competitors, industry groups or local and national governments. These companies may also be exposed to risks applicable to sectors other than the disruptive innovation theme for which they are chosen, and the securities issued by these companies may underperform the securities of other companies that are primarily focused on a particular theme. The ARK Innovation ETF may invest in companies that do not currently derive any revenue from disruptive innovations or technologies, and there is no assurance that any company will derive any revenue from disruptive innovations or technologies in the future. A disruptive innovation or technology may constitute a small portion of any company’s overall business. As a result, the success of a disruptive innovation or technology may not affect the value of the equity securities issued by that company.
• THE NOTES ARE SUBJECT TO RISKS RELATING TO CRYPTOCURRENCIES AND RELATED INVESTMENTS WITH
RESPECT TO THE ARK INNOVATION ETF —
The ARK Innovation ETF may have exposure to cryptocurrencies, such as bitcoin, indirectly through investment funds, including through an investment in the Grayscale Bitcoin Trust (“GBTC”), a privately offered, open-end investment vehicle. Cryptocurrencies are digital assets designed to act as a medium of exchange and do not represent legal tender. Cryptocurrency generally operates without central authority or banks and is not backed by any government. Cryptocurrencies are susceptible to theft, loss, destruction and fraud. Cryptocurrency is an emerging asset class, and regulation in the United States is still developing, including with respect to market integrity, anti-fraud, anti-manipulation, cybersecurity, surveillance and anti-money laundering. Federal, state and/or foreign governments may restrict the use and exchange of cryptocurrencies. The market prices of bitcoin and other cryptocurrencies have been subject to extreme fluctuations. Even when held indirectly, investment vehicles like GBTC may be affected by the high volatility associated with cryptocurrency exposure. Holding a privately offered investment vehicle in its portfolio may cause the ARK Innovation ETF to trade at a discount to its net asset value. If cryptocurrency markets continue to be subject to sharp fluctuations, the ARK Innovation ETF and the notes may be adversely affected. In addition, the share prices of
GBTC and other similar investment vehicles that are not listed on a national securities exchange may be more volatile than listed securities because there is generally less liquidity in these securities and there may be less publicly available information about them or their issuers. Cryptocurrency exchanges and other trading venues on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. Cryptocurrency exchanges may stop operating or permanently shut down due to fraud, technical glitches, hackers or malware, which may also affect the prices of cryptocurrencies. Events that negatively affect cryptocurrencies may negatively affect the performance of the ARK Innovation ETF and the notes.
• AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH MID-SIZE, SMALL AND MICRO-
CAPITALIZATION STOCKS WITH RESPECT TO THE ARK INNOVATION ETF —
Some of the equity securities held by the ARK Innovation ETF have been issued by mid-size, small or micro-capitalization companies. Mid-size, small and micro-capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Mid-size, small and micro-capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
• EMERGING MARKETS RISK WITH RESPECT TO THE ARK INNOVATION ETF —
Some of the equity securities held by the ARK Innovation ETF have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less

PS-8 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
• THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK WITH RESPECT TO THE ARK INNOVATION ETF —
Because the prices of the non-U.S. equity securities held by the ARK Innovation ETF are converted into U.S. dollars for purposes of calculating the net asset value of the ARK Innovation ETF, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by the ARK Innovation ETF trade. With respect to the ARK Innovation ETF, your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities held by the ARK Innovation ETF denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the price of the ARK
Innovation ETF will be adversely affected and any payment on the notes may be reduced.
• RECENT EXECUTIVE ORDERS MAY ADVERSELY AFFECT THE PERFORMANCE OF THE ARK INNOVATION ETF —
Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. If the issuer of any of the equity securities held by the ARK Innovation ETF is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the ARK
Innovation ETF. In addition, under these circumstances, the ARK Innovation ETF is expected to remove the equity securities of that company from the ARK Innovation ETF. Any changes to the composition of the ARK Innovation ETF in response to these executive orders could adversely affect the performance of the ARK Innovation ETF.
• THERE ARE RISKS ASSOCIATED WITH THE UTILITIES SELECT SECTOR SPDR® FUND —
The Utilities Select Sector SPDR® Fund is subject to management risk, which is the risk that the investment strategies of the
Utilities Select Sector SPDR® Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the shares of the Utilities Select
Sector SPDR® Fund and, consequently, the value of the notes.
• RISKS ASSOCIATED WITH THE UTILITIES SECTOR WITH RESPECT TO THE UTILITIES SELECT SECTOR SPDR® FUND —
All or substantially all of the equity securities held by the Utilities Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the utilities sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. These factors could affect the utilities sector and could affect the value of the equity securities held by the Utilities Select Sector SPDR® Fund and the price of the Utilities Select Sector SPDR®
Fund during the term of the notes, which may adversely affect the value of your notes.

PS-9 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
• THE ANTI-DILUTION PROTECTION FOR THE FUNDS IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for each Fund for certain events affecting the shares of that Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

PS-10 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
The Underlyings
The Index is an equal-weighted, price-return index designed to measure the performance of the technology companies in the Nasdaq-
100 Index®. For additional information about the Index, see Annex A in this pricing supplement.
The ARK Innovation ETF is an actively-managed exchange-traded fund of ARK ETF Trust, a registered investment company, with an investment objective of long-term growth of capital, that primarily invests in equity securities of U.S. and non-U.S. companies relevant to the ARK Innovation ETF’s investment theme of disruptive innovation. For additional information about the ARK Innovation ETF, see
“Fund Descriptions — The ARK Innovation ETF” in the accompanying underlying supplement.
The Utilities Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Utilities Select Sector Index, which we refer to as the Underlying Index with respect to the Utilities Select Sector SPDR® Fund. The Utilities Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® utilities sector of the S&P 500® Index, which currently includes companies in the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. For additional information about the Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Underlying based on the weekly historical closing values from January
3, 2020 through July 3, 2025. The closing value of the Index on July 9, 2025 was 11,852.66. The closing value of the ARK Innovation
ETF on July 9, 2025 was $72.37. The closing value of the Utilities Select Sector SPDR® Fund on July 9, 2025 was $81.90. We
obtained the closing values above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
The closing values of the Funds above and below may have been adjusted by Bloomberg for actions taken by the Funds, such as stock splits.
The historical closing values of each Underlying should not be taken as an indication of future performance, and no assurance can be given as to the closing value of any Underlying on the Pricing Date or the Observation Date. There can be no assurance that the performance of the Underlyings will result in the return of any of your principal amount in excess of $200.00 per $1,000 principal amount note, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

PS-11 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.
Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions”
that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax
Consequences—Tax Consequences to U.S. Holders—Notes Treated as Open Transactions That Are Not Debt Instruments” in the
accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. The notes could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the notes that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260)
would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the notes. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the notes. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

PS-12 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
The IRS or a court may not respect the treatment of the notes described above, in which case the timing and character of any income or loss on your notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of
Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions

PS-13 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The
Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Underlyings” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Supplemental Notice to Investors
The notes may cause you to become subject to short position disclosure requirements if they confer a financial advantage on you in the event of a decrease in the price or value of any relevant shares under Regulation (EU) No. 236/2012 (the “Short Selling Regulation").
This will occur if the short position represented by the short exposure provided by the notes, when combined with other long and short positions you may hold, causes you to cross a relevant net short position disclosure threshold under the Short Selling Regulation. It is your responsibility to monitor your net short positions and to comply with the obligations applicable to you under the Short Selling
Regulation. You should consult with your own legal and regulatory advisers regarding the notes should you have any concerns about these requirements.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

PS-14 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

PS-15 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
Annex A
The Nasdaq-100® Technology Sector IndexSM
All information contained in this pricing supplement regarding the Nasdaq-100® Technology Sector IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, The Nasdaq Stock Market, Inc.
(“Nasdaq”). The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by
The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). Neither Nasdaq nor Nasdaq OMX has any obligation to continue to publish, and may discontinue publication of, the Nasdaq-100® Technology Sector IndexSM.
The Nasdaq-100® Technology Sector IndexSM began on February 22, 2006 at a base value of 1,000.00. The Nasdaq-100® Technology
Sector IndexSM is reported by Bloomberg, L.P. under the ticker symbol “NDXT.”
The Nasdaq-100® Technology Sector IndexSM is an equal-weighted, price-return index designed to measure the performance of the technology companies in the Nasdaq-100 Index®.
Security Eligibility Criteria
The Nasdaq-100® Technology Sector IndexSM contains securities of the Nasdaq-100 Index® which are classified as Technology according to the Industry Classification Benchmark (“ICB”). The eligibility for the Nasdaq-100® Technology Sector IndexSM is determined in a 2-step process and the security has to meet both criteria in order to become eligible for the Nasdaq-100® Technology
Sector IndexSM. For additional information about the Nasdaq-100 Index®, including the methodology for inclusion in the Nasdaq-100
Index®, see “Equity Index Descriptions — The Nasdaq-100 Index®” in the accompanying underlying supplement.
Parent Index
The security must be included in the Nasdaq-100 Index®, which includes 100 of the largest domestic and international non-financial companies listed on the Nasdaq.
Industry or Sector Eligibility
The company must be classified as a Technology Company (any company classified under the Technology Industry) according to ICB.
Constituent Selection
All securities that meet the applicable Security Eligibility Criteria described above are included in the Nasdaq-100® Technology Sector
IndexSM.
Constituent Weighting
The Nasdaq-100® Technology Sector IndexSM employs an equal weighting methodology such that each company’s Index market value is rebalanced quarterly to an equal-dollar value corresponding to an equal percent weight of the Nasdaq-100® Technology Sector
IndexSM’s aggregate market value. Index Shares are calculated by dividing this equal-dollar market value for each Index Security by the corresponding Last Sale Price of the security at the close of trading on the third Friday in March, June, September, and December.
In the case of multiple share classes of a company being included in the Nasdaq-100® Technology Sector IndexSM, the equal-weighted market value will be divided equally among the securities of that company.
Index Calculation
The Nasdaq-100® Technology Sector IndexSM is an equal weighted, price return index. The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends, however, it does reflect special dividends. The formula is as follows:
(1) “Index Market Value” shall be calculated as follows:
“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.
n
= Number of Index Securities included in the Nasdaq-100® Technology Sector IndexSM
𝑞𝑖= Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM.
𝑝𝑖 = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:
a. The Start of Day (SOD) price which is the previous index calculation day’s (
t
-1) closing price for Index Security i
adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

PS-16 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
b. The intraday price which reflects the current trading price received from the Nasdaq during the index calculation day;
c. The End of Day (EOD) price refers to the Last Sale Price, which refers to the last regular-way trade reported on
Nasdaq; or
d. The Volume Weighted Average Price (VWAP)
𝑡 = current index calculation day
𝑡-1 = current index calculation day
(2) “PR Index Divisor” should be calculated as follows:
The Index Divisor serves the purpose of scaling an Index Market Value to lower order of magnitude, which is recommended for reporting purposes. The Index Divisor is adjusted to ensure that changes in an Index Security’s price or shares either by corporate actions or index participation which occur outside of trading hours do not affect the index value. An Index Divisor change occurs after the close of the Nasdaq-100® Technology Sector IndexSM.
Index Maintenance
Deletion Policy
If a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.
Replacement Policy
When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100
Index, it is also removed from the Nasdaq-100 Technology Sector Index. As such, if the replacement company being added to the
Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.
When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100 Technology Sector Index at the next quarterly Rebalance. When a component of the Nasdaq-100 Index that is classified as Technology according to ICB is removed from the Nasdaq-100 Index and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology
Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.
Additions Policy
If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.
Corporate Actions
In the interim periods between scheduled index reconstitution and rebalance events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Index.
In certain cases, corporate actions and events are handled according to the weighting scheme or other index construction techniques employed. Wherever alternate methods are described, the Index will follow the “Non-Market Cap Corporate Action Method.”
Index Share Adjustments
Other than as a direct result of corporate actions, the Nasdaq-100® Technology Sector IndexSM does not normally experience share adjustments between scheduled index rebalance and reconstitution events.
License Agreement
JPMorgan Chase & Co. or its affiliate intends to enter into a non-exclusive license agreement with Nasdaq providing for the license to it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the Nasdaq-100® Technology Sector IndexSM in connection with certain securities, including the notes.
The license agreement with Nasdaq provides that the following language must be stated in this pricing supplement:
The notes are not sponsored, endorsed, sold or promoted by Nasdaq Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the
Nasdaq-100® Technology Sector IndexSM to track general stock market performance. The Corporations’ only relationship to the Issuer, the Guarantor (if applicable) and their affiliates is in the licensing of Nasdaq®, Nasdaq-100® and Nasdaq-100 Index® registered trademarks, service marks and certain trade names of the Corporations and the use of the Nasdaq-100® Technology Sector IndexSM

PS-17 | Structured Investments
Uncapped Dual Directional Buffered Return Enhanced Notes Linked to the
Least Performing of the Nasdaq-100® Technology Sector IndexSM, the ARK
Innovation ETF and the Utilities Select Sector SPDR® Fund
which is determined, composed and calculated by Nasdaq without regard to the Issuer or the Guarantor (if applicable) or the notes.
Nasdaq has no obligation to take the needs of the Issuer or the Guarantor (if applicable) or the owners of the notes into consideration in determining, composing or calculating the Nasdaq-100® Technology Sector IndexSM. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF
THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS
MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, THE
GUARANTOR (IF APPLICABLE), OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE
OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM OR ANY DATA INCLUDED THEREIN. THE
CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL
WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO
THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING
ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST
PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED
OF THE POSSIBILITY OF SUCH DAMAGES.